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                                       8-K
                                 Current Report


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 8, 2000



                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    33-44299                 36-4202202
(State or other Jurisdiction       (Commission             (I.R.S. Employer
       Incorporation)              File Number)         Identification Number)

                                    ---------------------

                             500 West Monroe Street
                             Chicago, Illinois 60661
                          (principal executive offices)
                                 (312) 441-7000



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Item 5.  OTHER EVENTS
---------------------

     Description of the Certificates

     Heller Financial Commercial Mortgage Asset Corp. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 33-44299, in connection with the Depositor's issuance of a series of certificates, entitled Mortgage Pass-Through Certificates, Series 2000 PH-1 (the "Certificates"), to be issued pursuant to a Pooling and Servicing agreement among the Depositor, LaSalle Bank National Association as trustee, ABN AMRO Bank N.V. as fiscal agent, Midland Loan Services, Inc as master servicer and Orix Real Estate Capital Markets, LLC as special servicer.

     Computational Materials

     Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Certificates with certain computational materials and collateral term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and/or term sheet information relating to the assets of the trust fund (in which the Certificates represent beneficial ownership) and are based on collateral information provided by Heller Financial Capital Funding, Inc., Residential Funding Corporation and Prudential Mortgage Capital Funding, LLC, under certain assumptions and scenarios. The information in these computational materials is preliminary and subject to change.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits

EXHIBIT NO. 99 DESCRIPTION
--------------------------

     Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 8, 2000

HELLER FINANCIAL COMMERCIAL
  MORTGAGE ASSET CORP.


By: /s/ Thomas J. Bax
    -------------------------------
    Name:  Thomas J. Bax
    Title: Vice President